Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS FOURTH QUARTER NET INCOME OF $47.5 MILLION
Record earnings achieved again in 2019

Rockland, Massachusetts (January 16, 2020) Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2019 fourth quarter net income of $47.5 million, or $1.38 per diluted share, compared to net income of $51.8 million, or $1.51 per diluted share, reported in the third quarter of 2019. On an operating basis, 2019 third quarter net income was $51.7 million, or $1.50 per diluted share, which excluded a gain on sale of residential loans and merger and acquisition expenses. There were no non-operating items included in the fourth quarter of 2019. Full year net income was $165.2 million, or $5.03 on a diluted earnings per share basis, an increase of $43.6 million, or 35.8%, as compared to the prior year. In addition, full year operating net income was $184.6 million, or $5.62 on a diluted earnings per share basis, an increase of $54.8 million, or 42.2%, as compared to 2018.

“2019 was a tremendous year for Rockland Trust,”  said Christopher Oddleifson, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company.  “We achieved record earnings, record profitability, and delivered a strong return on equity to our shareholders. Our outstanding 2019 performance derived from the dedication and effort of each and every one of my colleagues, and their collective outstanding commitment to our customers, the communities we serve, and to each other.  Those efforts were complemented by the Blue Hills acquisition, which we closed during the first half of 2019. We enter 2020 with strong fundamentals, good momentum and a continuing clear, disciplined focus upon the priorities of our customers.”

BALANCE SHEET

Total assets of $11.4 billion at December 31, 2019 decreased by $143.5 million, or 1.2%, from the prior quarter, and inclusive of the 2019 second quarter acquisition of Blue Hills Bancorp, Inc. ("BHB"), increased by $2.5 billion, or 28.7%, as compared to the year ago period.

Loan closing volumes remained strong in the fourth quarter, but were outpaced by elevated payoff activity, which continues to be partially attributable to the recently acquired BHB portfolio. The net impact of this activity resulted in total loans decreasing by $39.9 million, or 0.5%, from the prior quarter to $8.9 billion. The commercial portfolio experienced modest growth, driven primarily by increased construction lending, while paydown activity negated strong closings in the commercial and industrial and commercial real estate portfolios. The consumer portfolio decreased as compared to the linked quarter, as the Company continues to sell a majority of its residential production into the secondary market, and as demand for home equity lending remains constrained by the current interest rate environment. Inclusive of the BHB acquisition, total loans increased by $2.0 billion, or 28.5%, when compared to the year ago period.

Deposit balances of $9.1 billion at December 31, 2019 decreased by $178.7 million, or 1.9%, compared to the third quarter of 2019, which was driven primarily by cash flow volatility associated with larger commercial deposit balances as well as some runoff in the acquired BHB deposit base. This continued runoff of higher cost time deposits con tributed to a decline in the cost of deposits of two basis points, to 0.48% in the fourth quarter as compared to the prior quarter. Inclusive of the BHB acquisition, total deposits increased by $1.7 billion, or 23.2%, when compared to the year ago period.

The securities portfolio remained consistent with the prior quarter, reflecting $55.5 million of purchases offset by paydowns.

Total borrowings increased by $10.3 million, or 3.5%, compared to the prior quarter, primarily due to a $45.0 million Federal Home Loan Bank overnight borrowing position partially offset by a $35.0 million redemption of subordinated debt.

Stockholders' equity at December 31, 2019 rose to $1.7 billion, an increase of 1.5% as compared to September 30, 2019, driven by continued strong earnings retention, and partially offset by a decrease in other comprehensive income of $8.0 million. Stockholders' equity increased by 59.1% when compared to the year ago period, due primarily to the issuance of common stock associated with the BHB acquisition. Book value per share increased by $0.74, or 1.5%, to $49.69 during the fourth quarter as compared to the linked quarter. The Company's ratio of common equity to assets of 14.99% increased by 41 basis points from the prior quarter and by 286 basis points from the same period a year ago. The Company's tangible book value per share at December 31, 2019 was $34.11, representing an increase from the prior quarter of $0.75, or 2.2%, and is now 19.4% higher than the year ago period. The Company's ratio of tangible common equity to tangible assets of 10.80% at December 31, 2019 is 38 basis points higher than the prior quarter and 145 basis points above the year ago period.

NET INTEREST INCOME

Net interest income for the fourth quarter decreased 4.4% to $100.0 million compared to $104.6 million in the prior quarter. The decrease reflects the cumulative impact of recent Federal Reserve rate cuts, lower acquired loan accretion income, and a decrease in overall average earning assets. The 2019 fourth quarter net interest margin of 3.90% reflects a reduction of 13 basis points from the prior quarter, and includes purchase accounting loan accretion income of $3.4 million for the fourth quarter as compared to $3.9 million in the prior quarter.

NONINTEREST INCOME

Noninterest income of $33.3 million in the fourth quarter of 2019 was $1.5 million, or 4.7%, higher than the prior quarter. Significant changes in noninterest income in the fourth quarter compared to the prior quarter included the following:

•
Interchange and ATM fees decreased by $432,000, or 7.0%, due primarily to a seasonal decline in debit card usage along with higher annual debit card branding incentives that occurred in the third quarter of 2019.

•
Investment management income increased by $442,000, or 6.1%, compared to the prior quarter, due to new asset generation and increased retail commissions. Assets under administration at December 31, 2019 rose 0.7% during the quarter to $4.6 billion and are now 26.2% above prior year levels.

•	Mortgage banking income decreased by $698,000, or 17.6%, reflecting an anticipated seasonal decline in activity.

•	Loan level derivative income decreased by $573,000, or 20.9%, as a result of decreased customer demand in the quarter.

•
Other noninterest income increased by $3.1 million, or 64.9%. The increase is attributable primarily to a $3.1 million insurance recovery related to a claim settlement on an acquired BHB loan that was fully charged off prior to the acquisition.

NONINTEREST EXPENSE

Noninterest expense of $67.4 million in the fourth quarter of 2019 was $88,000, or 0.1% lower than the prior quarter. Significant changes in noninterest expense in the fourth quarter compared to the prior quarter included the following:

•
Salaries and employee benefits expense decreased by $1.7 million, or 4.2%, due primarily to reduced incentive accruals corresponding to the Company's lower earnings per share in the fourth quarter compared to the third quarter.

•	Occupancy and equipment expense increased by $543,000, or 6.3%, mainly due to one-time facility exit costs and snow removal costs.

•	Data processing expense increased by $118,000, or 7.8%, driven primarily by periodic system upgrades.

•	There were no merger and acquisition costs for the fourth quarter compared to $705,000 in the prior quarter related to final BHB acquisition integration costs.

•
Other noninterest expense increased by $1.6 million, or 9.4%, mainly due to increased provision for unfunded commitments, as well as increases in consultant fees, system conversion costs, and software maintenance.

The Company generated a return on average assets and a return on average common equity of 1.64% and 11.06%, respectively, in the fourth quarter of 2019, as compared to 1.78% and 12.33%, respectively, for the prior quarter.

The Company's effective tax rate decreased to 23.2% for the fourth quarter as compared to 24.7% in the prior quarter, which was primarily attributable to a discrete benefit of $632,0000 associated with amended state tax returns filed during the quarter, as well as a related year to date favorable adjustment in the current quarter to reflect the newly determined lower state tax rate. Approximately $370,000 of this benefit was paid out in turn and included in the aforementioned higher consulting expenses incurred during the quarter.

ASSET QUALITY

During the fourth quarter of 2019, the Company recorded total net charge-offs of $3.2 million, primarily relating to a single charge-off of $2.5 million on a recently acquired loan. As such, there was $4.0 million provision for loan losses in the fourth quarter of 2019, as provision was also needed for legacy loan growth during the quarter. Nonperforming loans increased to $48.0 million at December 31, 2019 compared to prior quarter balances of $45.7 million, and increased to 0.54% of loans in the fourth quarter compared to 0.51% in the third quarter. However, total nonperforming assets are down slightly at December 31, 2019 to $48.0 million when compared to the prior period due to the sale of other real estate owned. When compared to the year ago period, total nonperforming assets have increased modestly by $2.6 million, or 5.8%. At December 31, 2019, delinquency as a percentage of loans was 0.29%, representing an increase of three basis points from the prior quarter.

The allowance for loan losses was $67.7 million at December 31, 2019, as compared to $66.9 million at September 30, 2019. The Company’s allowance for loan losses as a percentage of loans was 0.76% and 0.75% at December 31, 2019 and September 30, 2019, respectively.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer, Robert Cozzone, Chief Operating Officer, and Mark Ruggiero, Chief Financial Officer, will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 17, 2020. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 10136428 and will be available through January 31, 2020. Additionally, a webcast replay will be available until January 17, 2021.

ABOUT INDEPENDENT BANK CORP.
Independent Bank Corp. is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Named in 2018 to The Boston Globe’s “Top Places to Work” list for the 10th consecutive year, Rockland Trust offers a wide range of banking, investment, and insurance services. The Bank serves businesses and individuals through over 100 retail branches, commercial and residential lending centers, and investment management offices in eastern Massachusetts, including Greater Boston, the South Shore, the Cape and Islands, as well as in Worcester County and Rhode Island. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. The Company is an FDIC member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes or volatility in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	additional regulatory oversight and additional costs associated with the Company's increase in assets to over $10 billion;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax Credit program;

•	changes in market interest rates for interest earning assets and/or interest bearing liabilities and changes related to the phase-out of LIBOR;

•	increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	the inability to realize expected synergies from merger transactions in the amounts or in the timeframes anticipated;

•	inability to retain customers and employees, including those acquired in recent acquisitions;

•	the effect of laws and regulations regarding the financial services industry;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters including, but not limited to , changes to how the Company accounts for credit losses;

•	cyber security attacks or intrusions that could adversely impact our businesses; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating net income and operating earnings per share ("EPS"), operating return on average assets, operating return on average common equity, tangible book value per share and the tangible common equity ratio.

Operating net income, operating EPS, operating return on average assets and operating return on average common equity exclude items that management believes are unrelated to its core banking business such as merger and acquisition expenses, and other items, if applicable.  The Company’s management uses operating earnings and related ratios and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by "tangible assets", defined as total assets less goodwill and other intangibles). The Company has included information on tangible book value per share and the tangible common equity ratio because management believes that investors may find it useful to have access to the same analytical tools used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be noncore and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings, operating EPS, operating return on average assets, operating return on average equity, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Mark J. Ruggiero

Chief Financial Officer and
Chief Accounting Officer
(781) 982-6281

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	December 31 2019	September 30 2019	December 31 2018	Dec 2019 vs.	Dec 2019 vs.
				Sept 2019	Dec 2018
Assets
Cash and due from banks	$114,686	$153,000	$127,503	(25.04)%	(10.05)%
Interest-earning deposits with banks	36,288	66,272	122,952	(45.24)%	(70.49)%
Securities
Trading	2,179	1,963	1,504	11.00%	44.88%
Equities	21,261	21,021	19,477	1.14%	9.16%
Available for sale	426,424	391,975	442,752	8.79%	(3.69)%
Held to maturity	740,806	777,270	611,490	(4.69)%	21.15%
Total securities	1,190,670	1,192,229	1,075,223	(0.13)%	10.74%
Loans held for sale	33,307	55,937	6,431	(40.46)%	417.91%
Loans
Commercial and industrial	1,395,036	1,411,516	1,093,629	(1.17)%	27.56%
Commercial real estate	4,002,359	4,000,487	3,251,248	0.05%	23.10%
Commercial construction	547,293	520,585	365,165	5.13%	49.88%
Small business	174,497	172,038	164,676	1.43%	5.96%
Total commercial	6,119,185	6,104,626	4,874,718	0.24%	25.53%
Residential real estate	1,590,569	1,644,758	923,294	(3.29)%	72.27%
Home equity - first position	649,255	644,675	654,083	0.71%	(0.74)%
Home equity - subordinate positions	484,543	492,434	438,001	(1.60)%	10.63%
Total consumer real estate	2,724,367	2,781,867	2,015,378	(2.07)%	35.18%
Other consumer	30,087	27,008	16,098	11.40%	86.90%
Total loans	8,873,639	8,913,501	6,906,194	(0.45)%	28.49%
Less: allowance for loan losses	(67,740)	(66,942)	(64,293)	1.19%	5.36%
Net loans	8,805,899	8,846,559	6,841,901	(0.46)%	28.71%
Federal Home Loan Bank stock	14,424	14,976	15,683	(3.69)%	(8.03)%
Bank premises and equipment, net	123,674	125,026	97,581	(1.08)%	26.74%
Goodwill	506,206	504,562	256,105	0.33%	97.66%
Other intangible assets	29,286	31,307	15,250	(6.46)%	92.04%
Cash surrender value of life insurance policies	197,372	195,883	160,456	0.76%	23.01%
Other assets	343,353	352,888	132,507	(2.70)%	159.12%
Total assets	$11,395,165	$11,538,639	$8,851,592	(1.24)%	28.74%
Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing demand deposits	$2,662,591	$2,752,150	$2,450,907	(3.25)%	8.64%
Savings and interest checking accounts	3,232,909	3,199,182	2,865,349	1.05%	12.83%
Money market	1,856,552	1,904,643	1,399,761	(2.52)%	32.63%
Time certificates of deposit	1,395,315	1,470,116	711,103	(5.09)%	96.22%
Total deposits	9,147,367	9,326,091	7,427,120	(1.92)%	23.16%
Borrowings
Federal Home Loan Bank borrowings	115,748	70,708	147,806	63.70%	(21.69)%
Long-term borrowings, net	74,906	74,894	—	0.02%	100.00%
Junior subordinated debentures, net	62,848	62,848	76,173	—%	(17.49)%
Subordinated debentures, net	49,601	84,341	34,728	(41.19)%	42.83%
Total borrowings	303,103	292,791	258,707	3.52%	17.16%
Total deposits and borrowings	9,450,470	9,618,882	7,685,827	(1.75)%	22.96%
Other liabilities	236,552	237,433	92,275	(0.37)%	156.36%
Total liabilities	9,687,022	9,856,315	7,778,102	(1.72)%	24.54%

Stockholders' equity
Common stock	342	342	279	—%	22.58%
Additional paid in capital	1,035,450	1,033,949	527,648	0.15%	96.24%
Retained earnings	654,182	621,831	546,736	5.20%	19.65%
Accumulated other comprehensive income (loss), net of tax	18,169	26,202	(1,173)	(30.66)%	1,648.93%
Total stockholders' equity	1,708,143	1,682,324	1,073,490	1.53%	59.12%
Total liabilities and stockholders' equity	$11,395,165	$11,538,639	$8,851,592	(1.24)%	28.74%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	December 31 2019	September 30 2019	December 31 2018	Dec 2019 vs.	Dec 2019 vs.
				Sept 2019	Dec 2018
Interest income
Interest on federal funds sold and short-term investments	$454	$680	$908	(33.24)%	(50.00)%
Interest and dividends on securities	8,161	8,283	7,146	(1.47)%	14.20%
Interest and fees on loans	104,724	110,205	79,807	(4.97)%	31.22%
Interest on loans held for sale	364	456	49	(20.18)%	642.86%
Total interest income	113,703	119,624	87,910	(4.95)%	29.34%
Interest expense
Interest on deposits	11,134	11,846	6,222	(6.01)%	78.95%
Interest on borrowings	2,576	3,180	1,396	(18.99)%	84.53%
Total interest expense	13,710	15,026	7,618	(8.76)%	79.97%
Net interest income	99,993	104,598	80,292	(4.40)%	24.54%
Provision for loan losses	4,000	—	1,200	100.00%	233.33%
Net interest income after provision for loan losses	95,993	104,598	79,092	(8.23)%	21.37%
Noninterest income
Deposit account fees	5,255	5,299	4,687	(0.83)%	12.12%
Interchange and ATM fees	5,705	6,137	5,027	(7.04)%	13.49%
Investment management	7,630	7,188	6,627	6.15%	15.14%
Mortgage banking income	3,270	3,968	941	(17.59)%	247.50%
Increase in cash surrender value of life insurance policies	1,441	1,304	1,131	10.51%	27.41%
Gain on life insurance benefits	—	434	—	(100.00)%	n/a
Loan level derivative income	2,166	2,739	826	(20.92)%	162.23%
Other noninterest income	7,830	4,747	4,252	64.95%	84.15%
Total noninterest income	33,297	31,816	23,491	4.65%	41.74%
Noninterest expenses
Salaries and employee benefits	37,764	39,432	31,845	(4.23)%	18.59%
Occupancy and equipment expenses	9,098	8,555	6,883	6.35%	32.18%
Data processing and facilities management	1,633	1,515	1,288	7.79%	26.79%
FDIC assessment	—	—	560	n/a	(100.00)%
Merger and acquisition expense	—	705	8,046	(100.00)%	(100.00)%
Other noninterest expenses	18,950	17,326	15,769	9.37%	20.17%
Total noninterest expenses	67,445	67,533	64,391	(0.13)%	4.74%
Income before income taxes	61,845	68,881	38,192	(10.21)%	61.93%
Provision for income taxes	14,368	17,036	8,258	(15.66)%	73.99%
Net Income	$47,477	$51,845	$29,934	(8.43)%	58.61%

Weighted average common shares (basic)	34,374,953	34,361,176	27,815,437
Common share equivalents	46,245	39,390	58,576
Weighted average common shares (diluted)	34,421,198	34,400,566	27,874,013

Basic earnings per share	$1.38	$1.51	$1.08	(8.61)%	27.78%
Diluted earnings per share	$1.38	$1.51	$1.07	(8.61)%	28.97%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net income	$47,477	$51,845	$29,934
Noninterest income components
Less - gain on sale of loans	—	951	—
Noninterest expense components
Add - merger and acquisition expenses	—	705	8,046
Noncore increases (decreases) to income before taxes	—	(246)	8,046
Net tax expense (benefit) associated with noncore items (1)	—	72	(2,089)
Noncore increases (decreases) to net income	—	(174)	5,957
Operating net income	$47,477	$51,671	$35,891	(8.12)%	32.28%

Diluted earnings per share, on an operating basis	$1.38	$1.50	$1.29	(8.00)%	6.98%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.90%	4.03%	4.05%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.64%	1.78%	1.38%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.64%	1.77%	1.66%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	11.06%	12.33%	11.49%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	11.06%	12.29%	13.78%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Years Ended
			% Change
	December 31 2019	December 31 2018	Dec 2019 vs.
			Dec 2018

Interest income
Interest on federal funds sold and short-term investments	$2,207	$2,676	(17.53)%
Interest and dividends on securities	32,456	26,573	22.14%
Interest and fees on loans	411,460	294,293	39.81%
Interest on loans held for sale	891	159	460.38%
Total interest income	447,014	323,701	38.09%
Interest expense
Interest on deposits	41,186	19,995	105.98%
Interest on borrowings	12,693	5,541	129.07%
Total interest expense	53,879	25,536	110.99%
Net interest income	393,135	298,165	31.85%
Provision for loan losses	6,000	4,775	25.65%
Net interest income after provision for loan losses	387,135	293,390	31.95%
Noninterest income
Deposit account fees	20,040	18,327	9.35%
Interchange and ATM fees	22,152	18,916	17.11%
Investment management	28,719	26,155	9.80%
Mortgage banking income	11,454	4,071	181.36%
Increase in cash surrender value of life insurance policies	5,013	4,060	23.47%

Gain on life insurance benefits	434	1,463	(70.33)%
Loan level derivative income	6,478	2,373	172.99%
Other noninterest income	21,004	13,140	59.85%
Total noninterest income	115,294	88,505	30.27%
Noninterest expenses
Salaries and employee benefits	149,165	124,328	19.98%
Occupancy and equipment expenses	33,207	27,098	22.54%
Data processing and facilities management	6,516	5,125	27.14%
FDIC assessment	1,394	2,774	(49.75)%
Merger and acquisition expense	26,433	11,168	136.69%
Other noninterest expenses	67,606	55,476	21.87%
Total noninterest expenses	284,321	225,969	25.82%
Income before income taxes	218,108	155,926	39.88%
Provision for income taxes	52,933	34,304	54.31%
Net Income	$165,175	$121,622	35.81%

Weighted average common shares (basic)	32,810,433	27,592,380
Common share equivalents	45,801	61,428
Weighted average common shares (diluted)	32,856,234	27,653,808

Basic earnings per share	$5.03	$4.41	14.06%
Diluted earnings per share	$5.03	$4.40	14.32%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$165,175	$121,622
Noninterest income components
Less - gain on sale of loans	951	—
Noninterest expense components
Add - merger and acquisition expenses	26,433	11,168
Noncore increases (decreases) to income before taxes	25,482	11,168
Net tax expense (benefit) associated with noncore items (1)	(6,686)	(2,967)
Add - adjustment for tax effect of previously incurred merger and acquisition expenses	650	—
Total tax impact	(6,036)	(2,967)
Noncore increases (decreases) to net income	$19,446	$8,201
Operating net income	$184,621	$129,823	42.21%

Diluted earnings per share, on an operating basis	$5.62	$4.69	19.83%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	4.04%	3.91%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.52%	1.46%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.70%	1.56%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	10.85%	12.31%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	12.13%	13.14%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	December 31 2019	September 30 2019	December 31 2018
Nonperforming loans
Commercial & industrial loans	$22,574	$23,507	$26,310
Commercial real estate loans	3,234	1,666	3,326
Small business loans	311	112	235
Residential real estate loans	15,012	13,088	8,251
Home equity	6,835	7,231	7,278
Other consumer	83	98	18
Total nonperforming loans	48,049	45,702	45,418
Other real estate owned	—	2,500	—
Total nonperforming assets	$48,049	$48,202	$45,418

Nonperforming loans/gross loans	0.54%	0.51%	0.66%
Nonperforming assets/total assets	0.42%	0.42%	0.51%
Allowance for loan losses/nonperforming loans	140.98%	146.47%	141.56%
Allowance for loan losses/total loans	0.76%	0.75%	0.93%
Delinquent loans/total loans	0.29%	0.26%	0.67%

	Nonperforming Assets Reconciliation for the Three Months Ended
	December 31 2019	September 30 2019	December 31 2018

Nonperforming assets beginning balance	$48,202	$48,183	$45,584
New to nonperforming	13,457	4,946	5,759
Acquired loans	—	—	—
Loans charged-off	(3,467)	(707)	(588)
Loans paid-off	(7,222)	(3,041)	(4,453)
Loans restored to performing status	(391)	(714)	(630)
Acquired other real estate owned	—	—	—
Valuation write down	—	(389)	(120)
Sale of other real estate owned	(2,500)	—	(70)
Other	(30)	(76)	(64)
Nonperforming assets ending balance	$48,049	$48,202	$45,418

	Net Charge-Offs (Recoveries)
	Three Months Ended			Years Ended
	December 31 2019	September 30 2019	December 31 2018	December 31 2019	December 31 2018
Net charge-offs (recoveries)
Commercial and industrial loans	$240	$(1,003)	$(3)	$(887)	$173
Commercial real estate loans	2,532	(24)	(121)	2,462	(106)
Small business loans	176	64	118	387	326
Residential real estate loans	(1)	(140)	—	(142)	136
Home equity	(12)	(166)	4	(78)	137
Other consumer	267	287	144	811	459
Total net charge-offs (recoveries)	$3,202	$(982)	$142	$2,553	$1,125

Net charge-offs (recoveries) to average loans (annualized)	0.14%	(0.04)%	0.01%	0.03%	0.02%

	Troubled Debt Restructurings At
	December 31 2019	September 30 2019	December 31 2018
Troubled debt restructurings on accrual status	$19,599	$20,182	$23,849
Troubled debt restructurings on nonaccrual status	24,766	26,232	29,348
Total troubled debt restructurings	$44,365	$46,414	$53,197

BALANCE SHEET AND CAPITAL RATIOS
	December 31 2019	September 30 2019	December 31 2018
Gross loans/total deposits	97.01%	95.58%	92.99%
Common equity tier 1 capital ratio (1)	12.82%	12.52%	11.92%
Tier one leverage capital ratio (1)	11.26%	10.83%	10.69%
Common equity to assets ratio GAAP	14.99%	14.58%	12.13%
Tangible common equity to tangible assets ratio (2)	10.80%	10.42%	9.35%
Book value per share GAAP	$49.69	$48.95	$38.23
Tangible book value per share (2)	$34.11	$33.36	$28.57
(1) Estimated number for December 31, 2019.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$99,173	$454	1.82%	$115,255	$680	2.34%	$158,376	$908	2.27%
Securities
Securities - trading	2,041	—	—%	1,947	—	—%	1,554	—	—%
Securities - taxable investments	1,177,084	8,150	2.75%	1,204,314	8,269	2.72%	1,031,969	7,132	2.74%
Securities - nontaxable investments (1)	1,476	14	3.76%	1,739	18	4.11%	1,939	18	3.68%
Total securities	$1,180,601	$8,164	2.74%	$1,208,000	$8,287	2.72%	$1,035,462	$7,150	2.74%
Loans held for sale	41,127	364	3.51%	102,065	456	1.77%	5,708	49	3.41%
Loans
Commercial and industrial (1)	1,384,063	18,534	5.31%	1,380,007	20,274	5.83%	1,033,345	13,087	5.02%
Commercial real estate (1)	3,994,496	48,673	4.83%	4,017,670	49,139	4.85%	3,168,962	38,533	4.82%
Commercial construction	555,328	7,226	5.16%	510,277	7,155	5.56%	373,042	5,116	5.44%
Small business	172,647	2,560	5.88%	172,942	2,626	6.02%	152,722	2,309	6.00%
Total commercial	6,106,534	76,993	5.00%	6,080,896	79,194	5.17%	4,728,071	59,045	4.95%
Residential real estate	1,607,939	15,024	3.71%	1,644,467	17,329	4.18%	860,234	8,647	3.99%
Home equity	1,134,192	12,367	4.33%	1,142,137	13,309	4.62%	1,085,421	12,013	4.39%
Total consumer real estate	2,742,131	27,391	3.96%	2,786,604	30,638	4.36%	1,945,655	20,660	4.21%
Other consumer	28,407	593	8.28%	30,294	627	8.21%	14,415	283	7.79%
Total loans	$8,877,072	$104,977	4.69%	$8,897,794	$110,459	4.93%	$6,688,141	$79,988	4.74%
Total interest-earning assets	$10,197,973	$113,959	4.43%	$10,323,114	$119,882	4.61%	$7,887,687	$88,095	4.43%
Cash and due from banks	120,758			121,515			110,643
Federal Home Loan Bank stock	13,113			15,781			13,274
Other assets	1,122,737			1,119,388			573,854
Total assets	$11,454,581			$11,579,798			$8,585,459
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$3,225,413	$2,117	0.26%	$3,157,870	$2,120	0.27%	$2,737,399	$1,763	0.26%
Money market	1,880,638	3,756	0.79%	1,942,932	4,220	0.86%	1,398,175	2,378	0.67%
Time deposits	1,427,513	5,261	1.46%	1,471,749	5,506	1.48%	685,440	2,081	1.20%
Total interest-bearing deposits	$6,533,564	$11,134	0.68%	$6,572,551	$11,846	0.72%	$4,821,014	$6,222	0.51%
Borrowings
Federal Home Loan Bank borrowings	74,094	410	2.20%	156,054	945	2.40%	53,631	280	2.07%
Customer repurchase agreements	—	—	—%	—	—	—%	72,668	43	0.23%
Long-term borrowings	74,839	612	3.24%	74,885	684	3.62%	—	—	—%
Junior subordinated debentures	62,848	497	3.14%	62,848	506	3.19%	74,592	646	3.44%
Subordinated debentures	66,593	1,057	6.30%	84,319	1,045	4.92%	34,723	427	4.88%
Total borrowings	$278,374	$2,576	3.67%	$378,106	$3,180	3.34%	$235,614	$1,396	2.35%
Total interest-bearing liabilities	$6,811,938	$13,710	0.80%	$6,950,657	$15,026	0.86%	$5,056,628	$7,618	0.60%
Noninterest-bearing demand deposits	2,712,829			2,753,596			2,399,488
Other liabilities	226,223			207,924			95,670
Total liabilities	$9,750,990			$9,912,177			$7,551,786
Stockholders' equity	1,703,591			1,667,621			1,033,673

Total liabilities and stockholders' equity	$11,454,581			$11,579,798			$8,585,459

Net interest income		$100,249			$104,856			$80,477

Interest rate spread (2)			3.63%			3.75%			3.83%

Net interest margin (3)			3.90%			4.03%			4.05%

Supplemental Information
Total deposits, including demand deposits	$9,246,393	$11,134		$9,326,147	$11,846		$7,220,502	$6,222
Cost of total deposits			0.48%			0.50%			0.34%
Total funding liabilities, including demand deposits	$9,524,767	$13,710		$9,704,253	$15,026		$7,456,116	$7,618
Cost of total funding liabilities			0.57%			0.61%			0.41%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $256,000, $258,000, and $185,000 for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively, determined by applying the Company's marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Years Ended
	December 31, 2019			December 31, 2018
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$97,028	$2,207	2.27%	$136,140	$2,676	1.97%
Securities
Securities - trading	1,876	—	—%	1,549	—	—%
Securities - taxable investments	1,176,992	32,405	2.75%	999,744	26,513	2.65%
Securities - nontaxable investments (1)	1,673	66	3.95%	2,098	76	3.62%
Total securities	$1,180,541	$32,471	2.75%	$1,003,391	$26,589	2.65%
Loans held for sale	40,858	891	2.18%	5,396	159	2.95%
Loans
Commercial and industrial (1)	1,321,798	74,208	5.61%	958,414	45,754	4.77%
Commercial real estate (1)	3,838,526	187,902	4.90%	3,128,659	144,045	4.60%
Commercial construction	478,865	27,263	5.69%	385,771	19,615	5.08%
Small business	169,381	10,280	6.07%	142,850	8,362	5.85%
Total commercial	5,808,570	299,653	5.16%	4,615,694	217,776	4.72%
Residential real estate	1,483,831	59,375	4.00%	794,735	31,768	4.00%
Home equity	1,127,425	51,164	4.54%	1,067,365	44,505	4.17%
Total consumer real estate	2,611,256	110,539	4.23%	1,862,100	76,273	4.10%
Other consumer	26,095	2,216	8.49%	12,116	952	7.86%
Total loans	$8,445,921	$412,408	4.88%	$6,489,910	$295,001	4.55%
Total interest-earning assets	$9,764,348	$447,977	4.59%	$7,634,837	$324,425	4.25%
Cash and due from banks	118,295			103,911
Federal Home Loan Bank stock	15,692			13,200
Other assets	976,962			553,226
Total assets	$10,875,297			$8,305,174
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$3,121,120	$8,366	0.27%	$2,658,798	$5,582	0.21%
Money market	1,817,394	15,135	0.83%	1,367,743	7,465	0.55%
Time deposits	1,250,577	17,685	1.41%	655,983	6,948	1.06%
Total interest-bearing deposits	$6,189,091	$41,186	0.67%	$4,682,524	$19,995	0.43%
Borrowings
Federal Home Loan Bank borrowings	178,658	4,438	2.48%	59,932	1,083	1.81%
Customer repurchase agreements	—	—	—%	129,890	248	0.19%
Line of Credit	2,673	104	3.89%	—	—	—%
Long-term borrowings	57,270	2,073	3.62%	—	—	—%
Junior subordinated debentures	67,581	2,388	3.53%	73,458	2,501	3.40%
Subordinated debentures	70,070	3,690	5.27%	34,705	1,709	4.92%
Total borrowings	$376,252	$12,693	3.37%	$297,985	$5,541	1.86%
Total interest-bearing liabilities	$6,565,343	$53,879	0.82%	$4,980,509	$25,536	0.51%
Noninterest-bearing demand deposits	2,607,763			2,252,006

Other liabilities	180,270			84,671
Total liabilities	$9,353,376			$7,317,186
Stockholders' equity	1,521,921			987,988
Total liabilities and stockholders' equity	$10,875,297			$8,305,174

Net interest income		$394,098			$298,889

Interest rate spread (2)			3.77%			3.74%

Net interest margin (3)			4.04%			3.91%

Supplemental Information
Total deposits, including demand deposits	$8,796,854	$41,186		$6,934,530	$19,995
Cost of total deposits			0.47%			0.29%
Total funding liabilities, including demand deposits	$9,173,106	$53,879		$7,232,515	$25,536
Cost of total funding liabilities			0.59%			0.35%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $963,000 and $724,000 for the years ended December 31, 2019 and 2018, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Organic Loan and Deposit Growth
(Unaudited, dollars in thousands)

	Year-over-Year
	December 31 2019	December 31 2018	BHB Balances Acquired	Loans Sold (1)	Organic Growth/(Decline)	Organic Growth/(Decline)%
Loans
Commercial and industrial	$1,395,036	$1,093,629	$259,592	$—	$41,815	3.82%
Commercial real estate	4,002,359	3,251,248	838,018	—	(86,907)	(2.67)%
Commercial construction	547,293	365,165	78,609	—	103,519	28.35%
Small business	174,497	164,676	13,851	—	(4,030)	(2.45)%
Total commercial	6,119,185	4,874,718	1,190,070	—	54,397	1.12%
Residential real estate	1,590,569	923,294	807,154	67,170	(72,709)	(7.87)%
Home equity	1,133,798	1,092,084	64,299	—	(22,585)	(2.07)%
Total consumer real estate	2,724,367	2,015,378	871,453	67,170	(95,294)	(4.73)%
Total other consumer	30,087	16,098	12,191	—	1,798	11.17%
Total loans	$8,873,639	$6,906,194	$2,073,714	$67,170	$(39,099)	(0.57)%

Deposits
Noninterest-bearing demand deposits	$2,662,591	$2,450,907	$301,276	$—	$(89,592)	(3.66)%
Savings and interest checking accounts	3,232,909	2,865,349	351,554	—	16,006	0.56%
Money market	1,856,552	1,399,761	543,842	—	(87,051)	(6.22)%
Time certificates of deposit	1,395,315	711,103	733,764	—	(49,552)	(6.97)%
Total deposits	$9,147,367	$7,427,120	$1,930,436	$—	$(210,189)	(2.83)%

(1)
During the third quarter of 2019, the Company sold $67.2 million of residential mortgage loans, primarily comprised of acquired BHB loans. The table above adjusts for the amounts sold to arrive at the organic growth/(decline) exclusive of the sale.

Certain amounts in prior year financial statements have been reclassified to conform to the current year's presentation.

APPENDIX A

(Unaudited, dollars in thousands, except per share data)

The following table summarizes the calculation of the Company's tangible common equity ratio and tangible book value per share at the dates indicated:

	December 31 2019	September 30 2019	December 31 2018
Tangible common equity	(Dollars in thousands, except per share data)
Stockholders' equity (GAAP)	$1,708,143	$1,682,324	$1,073,490	(a)
Less: Goodwill and other intangibles	535,492	535,869	271,355
Tangible common equity	$1,172,651	$1,146,455	$802,135	(b)
Tangible assets
Assets (GAAP)	$11,395,165	$11,538,639	$8,851,592	(c)
Less: Goodwill and other intangibles	535,492	535,869	271,355
Tangible assets	$10,859,673	$11,002,770	$8,580,237	(d)

Common Shares	34,377,388	34,366,781	28,080,408	(e)

Common equity to assets ratio (GAAP)	14.99%	14.58%	12.13%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	10.80%	10.42%	9.35%	(b/d)
Book value per share (GAAP)	$49.69	$48.95	$38.23	(a/e)
Tangible book value per share (Non-GAAP)	$34.11	$33.36	$28.57	(b/e)

APPENDIX B

(Unaudited, dollars in thousands)

The following table summarizes the impact of noncore items on the Company's calculation of noninterest income and noninterest expense, as well as the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio for the periods indicated:

	Three Months Ended			Years Ended
	December 31 2019	September 30 2019	December 31 2018	December 31 2019	December 31 2018
Net interest income (GAAP)	$99,993	$104,598	$80,292	$393,135	$298,165	(a)

Noninterest income (GAAP)	$33,297	$31,816	$23,491	$115,294	$88,505	(b)
Less:
Gain on sale of loans	—	951	—	951	—
Noninterest income on an operating basis (Non-GAAP)	$33,297	$30,865	$23,491	$114,343	$88,505	(c)

Noninterest expense (GAAP)	$67,445	$67,533	$64,391	$284,321	$225,969	(d)
Less:
Merger and acquisition expense	—	705	8,046	26,433	11,168
Noninterest expense on an operating basis (Non-GAAP)	$67,445	$66,828	$56,345	$257,888	$214,801	(e)

Total revenue (GAAP)	$133,290	$136,414	$103,783	$508,429	$386,670	(a+b)
Total operating revenue (Non-GAAP)	$133,290	$135,463	$103,783	$507,478	$386,670	(a+c)

Ratios
Noninterest income as a % of total revenue (GAAP based)	24.98%	23.32%	22.63%	22.68%	22.89%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP)	24.98%	22.78%	22.63%	22.53%	22.89%	(c/(a+c))
Efficiency ratio (GAAP based)	50.60%	49.51%	62.04%	55.92%	58.44%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP)	50.60%	49.33%	54.29%	50.82%	55.55%	(e/(a+c))